Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 10, 2026 by and among Brian John, through his wholly-owned entity BK Investments LLC (the “Seller”) and the person or entity set forth as Purchaser on the signature page hereto (the “Purchaser”).

RECITALS

WHEREAS, the Seller holds an aggregate o 150,000 shares of the common stock (the “Shares”) of Caring Brands, Inc. (the “Company”), a company listed on the Nasdaq Capital Market which trades under the symbol “CABR” that they desire to sell; and

WHEREAS, the Seller desires to sell 150,000 shares of the Common Stock (the “Shares”) to the Purchaser and Purchaser desires to purchase the Shares for an aggregate purchase price of $150,000 in cash (the “Purchase Price”).

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants here in contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Sale of Shares. Subject to the full execution of this Agreement by the parties and the terms and conditions set forth in this Agreement, Seller agrees to sell and Purchaser agrees to purchase the Shares for the aggregate Purchase Price of $150,000 payable to Seller via wire transfer of immediately available funds pursuant to the wire instructions of Seller hereto or as otherwise provided by Seller to Purchaser in exchange for the Shares being purchased hereunder. This Agreement shall not be effective until the Purchaser deposits the Purchase Price to the Seller’s escrow account and Seller deposits with the escrow agent a stock power with Medallion guaranty executed in blank (or the transfer agent accepts a waiver of such guaranty) as well as a current transfer agent report of ownership of the Shares by the Seller . In the event that the Purchase Price is not deposited within 10 calendar days of this Agreement with the Seller stock power, this Agreement shall be null and void unless extended by the parties in writing.

2. Representations and Warranties of Sellers. Sellers each represent and warrant to Purchaser that:

a. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms.

b. With respect to the sale of the Shares, (i) the Seller acquired the Shares directly from the Company in a private transaction and has paid the full purchase price therefor; (ii) is an Accredited investor as defined in Section 501(a) of the Securities Act of 1933, as amended (the “Act”); (iii) is the sole record and beneficial owner of the Shares, free and clear of all liens, security interests, claims or other encumbrances; (iv) Seller is the Executive Chairman of the Company and accordingly is deemed an “Affiliate” of the Company; (v) the Shares to be delivered are not and will not be subject to any transfer restriction, other than any restrictions on transfer under applicable law; and (vi) upon the transfer of the Shares to Purchaser, Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such Shares, free and clear of any encumbrances or transfer restrictions, other than any applicable restrictions on transfer under applicable law.

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c. The Seller has the full power and authority to sell, assign and transfer the Shares to Purchaser in accordance with the terms hereof without the consent or approval of any third party other than as set forth in this Agreement. The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the transaction do not and will not: (i) violate the organizational documents of the Seller; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any agreement that the Seller is subject to which has not been waived; or (iv)violate any provision of any federal or state statute, rule or regulation to which the Seller or any of its assets are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is party. No consent or approval of or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the transaction. The sale and delivery of the Shares to Purchaser pursuant to this Agreement will vest in Purchaser good and marketable title to the Shares, free and clear of any liens, security interests, claims or other encumbrances.

d. Seller is a sophisticated person with respect to the sale of the Shares, has such knowledge and experience in financial and business matters, and/or Seller has consulted such persons who have such knowledge and experience, that Seller is capable of evaluating the value of the Shares. T h e Seller has made its own independent examination, investigation, analysis and evaluation of the Transaction, including Seller’s own estimate of the value of the Shares, and Seller understands that Purchaser may have superior information that leads him to believe that the value of the Shares is, or may become, greater than the price being paid pursuant to this Agreement, and Seller upon such independent investigation, analysis and evaluation has determined that price being paid pursuant to this Agreement is fair; accordingly, the Seller agrees that they will not bring any claim that they did not have full information or based on the appreciation of the stock price.. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, information or opinion on whether the sale of the Shares is prudent.

e. There are no existing warrants, options, stock purchase agreements, redemption agreements, calls or rights to subscribe of any character relating to the Shares being sold and transferred by Purchaser pursuant to this Agreement.

f. The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

g. The Shares are not subject to any current, pending, or, to the knowledge of Seller, threatened litigation.

h. The Seller who is an affiliate of the Company has not provided the Purchaser with any material nonpublic information regarding the Company. The Company’s capitalization is set forth on Schedule A hereto and is substantially the same as in the Company’s registration statement on Form S-1 (file No 333-298767) which went effective on October 30, 2025.

i. The Seller shall execute and deliver or cause to be executed and delivered all such documents, assignments or other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose, including getting a medallion guarantee if required by the transfer agent.

j. Dr. Wilson is the Chief Executive Officer of the Company. Dr. Wilson is not insolvent and has the ability to pay its debts as they become due, and not in bankruptcy, receivership or liquidation, both currently and after the sale of the Shares.

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k. Except for the representations and warranties made by the Seller in this Section 2, the Seller makes no other express or implied representation or warranty with respect to the Company, the Shares, the transactions contemplated herein or any other matter.

3. Representations and Warranties of Purchaser. T h e Purchaser represents and warrants to Seller that:

a. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

b. Purchaser (i) is not an “affiliate” of the Company and (ii) has the full power and authority to purchase the Shares from the Seller in accordance with the terms hereof without the consent or approval of any third party other than as set forth in this Agreement.

c. The undersigned Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of the Act and related interpretations of the rules and regulations of the U.S. Securities and Exchange Commission.

d. Purchaser acknowledges that the Shares are restricted securities which have not been registered under the Act and will bear a restrictive legend in such regard.

e. Purchaser is acquiring the Shares for its own account and not with a view towards resale in connection with, the public sale or distribution thereof. Purchaser is acquiring the Shares hereunder in the ordinary course of business. Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

f. Purchaser is a sophisticated person with respect to the purchase of the Shares, has such knowledge and experience in financial and business matters, and/or Purchaser has consulted such persons who have such knowledge and experience, that Purchaser is capable of evaluating the value and risks of the Shares. Purchaser understands that the Seller is an affiliate of the Company but Purchaser has made its own independent examination, investigation, analysis and evaluation of the Shares and the Company, including Purchaser’s own estimate of the value of the Shares, and Purchaser understands that Seller may believe that the value of the Shares is, or may become, less than the price being paid pursuant to this Agreement, and Purchaser upon such independent investigation, analysis and evaluation have determined that price being paid pursuant to this Agreement is fair. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, information or opinion on whether the purchase of the Shares is prudent and that the Purchaser has not relied on any representation, warranty or other statement by Seller other than the representations and warranties of Seller expressly contained in Section 2 of this Agreement. Accordingly, the Purchaser agrees not to bring any claim that they did not receive full information or that the stock price has declined. Purchaser is aware that the Seller is an Affiliate of the Company as defined in the Act.

4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors in interest.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the date and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. Due Diligence. Both the Purchaser and Seller agree to use their best efforts to complete any necessary due diligence within the next thirty (30) calendar days and that after such date either party shall have the right to terminate this Agreement. Both Purchaser and Seller represents that they are sophisticated investors, have access to counsel and such other advisors as they deem advisable regarding the transactions contemplated by this Agreement. Both Purchaser and Seller acknowledges the sale of the Shares is a private off market transaction. The Company is not now and never been a shell company as defined by NASDAQ or the SEC. Seller and Purchaser acknowledge that either Purchaser or Seller may have information about the Company that the other party does not. Both Purchaser and Seller agrees that no liability will exist for failure to disclose any information known by that party about the Company to the other party and specifically waive any rights that may arise from failure of Purchaser or Seller to reveal what may be material, non-public information about the Company.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same document.

8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein. This Agreement may be amended or modified, and any provision of this Agreement may be waived, only by a writing signed by each of the parties.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement upon the date above written.

PURCHASER:

Caring Brands, Inc.

By:	/s/ Glynn Wilson
Title:	Chief Executive Officer

SELLER:

BK Investments LLC

By:	/s/ Brian John

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT